                                                           Exhibit No. EX-99.d.1

                          INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT,  made by and between  RevenueShares  ETF Trust, a Delaware statutory trust (the "Trust"), on behalf of each of the funds listed on Schedule
A attached hereto,  and VTL Associates,  LLC, a Pennsylvania  limited  liability company (the "Adviser").

                              W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and  engages  in the  business  of  investing  and  reinvesting  its  assets  in securities and other investments; and

     WHEREAS,  the  Adviser  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

     WHEREAS,  the Trust has  selected  the  Adviser to serve as the  investment adviser for the Fund effective as of the date of this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged,  and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.   The Trust, on behalf of each Fund, hereby employs the Adviser to manage the investment and reinvestment of such Fund's assets, subject to the direction of the Board of Trustees (the  "Board") and the officers of the Trust,  for the  period and on the terms  hereinafter  set forth.  The  Adviser  hereby accepts  such  employment  and  agrees  during  such  period to render  the services and assume the obligations  herein set forth for the  compensation herein provided.  The Adviser shall, for all purposes herein,  be deemed to be  an  independent  contractor,  and  shall,  unless  otherwise  expressly provided and  authorized,  have no authority to act for or to represent the
     Trust or a Fund in any way,  or in any way be  deemed an agent of the Trust or a Fund. The Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall  record and  implement such  decisions  and shall  furnish  the Board  with such  information  and reports  regarding the Funds'  investments as the Adviser deems appropriate or as the Board may  reasonably  request.  Subject to  compliance  with the requirements  of the 1940 Act, the Adviser may retain as a sub-adviser to a
     Fund, at the Adviser's own expense, any investment adviser registered under the Advisers Act.

2.   The Trust  shall  conduct its own  business  and affairs and shall bear the expenses and salaries necessary and incidental  thereto including,  but not in limitation of the foregoing,  the costs incurred in: the  maintenance of its  existence  as a  Delaware  statutory  trust;  the  maintenance  of its
     registration   statement  under   applicable   federal   securities   laws;
     preparation, filing and printing of its prospectus, statement of additional information  and  sales  literature;  the  maintenance  of  its  compliance program; the compensation of its compliance officer(s);  the maintenance of its own books,  records and procedures;  dealing with its own shareholders;
     the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares;  preparation of share  certificates;  reports and notices to  shareholders;  calling and holding of  shareholders'  meetings;
     miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Members and employees of the Adviser may be trustees,  officers  or  employees  of the  Trust.  In the  conduct  of the respective  businesses of the parties hereto and in the performance of this
     Agreement,  the Trust may  obtain  office  space  and  facilities  from the
     Adviser  and will  reimburse  the  Adviser  for its rent or other  expenses thereby incurred.

3.   (a)  The Adviser  shall place and execute  Fund orders for the purchase and sale of  portfolio  securities  with  broker-dealers.  Subject  to the obtaining  the best  price and  execution  reasonably  available,  the
          Adviser is  authorized  to place  orders for the  purchase and sale of portfolio  securities  for a Fund with such  broker-dealers  as it may select  from time to time.  Subject to  subparagraph  (b)  below,  the
          Adviser is also  authorized  to place  transactions  with  brokers who provide research or statistical  information or analyses to such Fund, to the Adviser,  or to any other client for which the Adviser provides investment  advisory  services.  The Adviser  also agrees that it will cooperate with the Trust to allocate brokerage transactions to brokers or dealers  who  provide  benefits  directly  to such Fund;  provided, however,  that such allocation comports with applicable law including, without limitation, Rule 12b-1(h) under the 1940 Act.

     (b)  Notwithstanding  the provisions of subparagraph  (a) above and subject to such  policies  and  procedures  as may be adopted by the Board and officers of the Trust,  the Adviser is  authorized  to cause a Fund to pay a member of an exchange,  broker or dealer an amount of commission for  effecting  a  securities  transaction  in excess of the amount of commission another member of an exchange,  broker or dealer would have charged for effecting that  transaction,  in such instances  where the
          Adviser has  determined  in good faith that such amount of  commission was  reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of
          either  that   particular   transaction   or  the  Adviser's   overall
          responsibilities  with  respect  to such  Fund and to  other  funds or clients for which the Adviser exercises investment discretion.

     (c)  The Adviser is authorized to direct portfolio transactions to a broker that is an affiliated person of the Adviser, and sub-adviser or a Fund in accordance with such standards and procedures as may be approved by the Board in  accordance  with Rule 17e-1 under the 1940 Act, or other rules  promulgated  by the U.S.  Securities  and  Exchange  Commission
          ("SEC").  Any transaction placed with an affiliated broker must (i) be placed at best execution, and (ii) may not be a principal transaction.

     (d)  The Adviser is  authorized  to aggregate  or "bunch"  purchase or sale orders  for a Fund with  orders  for  various  other  clients  when it believes  that such action is in the best  interests  of such Fund and all other such clients. In such an event, allocation of the securities purchased or sold will be made by the Adviser in  accordance  with the
          Adviser's written policy.

4.   (a)  As  compensation  for the  services  to be rendered to the Fund by the
          Adviser under the provisions of this Agreement, the Trust on behalf of the Fund shall pay to the Adviser  from a Fund's  assets an annual fee equal to the amount of the daily average net assets of such Fund shown on Schedule A attached hereto, payable on a monthly basis.

     (b)  If this  Agreement  is  terminated  prior  to the end of any  calendar month,  the  management  fee shall be prorated  for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar  days,  during which the  Agreement is in effect,  bears to the number of calendar days in the month,  and shall be payable within 10 days after the date of termination.

     (c)  The Adviser shall look exclusively to the assets of a Fund for payment of the Fund's advisory fee.

5.   The services to be rendered by the Adviser to the Trust on behalf of a Fund under  the  provisions  of  this  Agreement  are  not  to be  deemed  to be exclusive,  and the Adviser  shall be free to render  similar or  different services to others so long as its ability to render the  services  provided for in this Agreement shall not be impaired thereby.

6.   The  Adviser,  its  members,  employees  and  agents  may  engage  in other businesses,  may render  investment  advisory  services to other investment companies,  or to any  other  corporation,  association,  firm,  entity  or individual,  and may render underwriting services to the Trust on behalf of a Fund or to any other investment company, corporation,  association, firm, entity or  individual.  In accordance  with the Advisers Act, if there is a change in the  membership  of the  Adviser,  which is a  limited  liability company,  the Adviser  shall,  within a reasonable  time after such change, notify the Trust and the Board of the change.

7.   In the  absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard in the performance of its duties to a Fund, the Adviser shall not be liable to the Trust,  a Fund or to any Trustee or  shareholder of the Trust or a Fund for any loss or damage  arising  from any  action or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security, or otherwise.

8.   (a)  This Agreement  shall be executed and become  effective as of the date written  below if approved  by (i) the Board,  including a majority of the  Trustees  who are not  parties to this  Agreement  or  interested persons of such party (the "Independent Trustees"),  cast in person at a meeting called for the purpose of voting on such approval;  and (ii)
          the vote of a majority of the outstanding voting securities of a Fund.
          It shall  continue  in  effect  for a period  of two  years and may be renewed  thereafter  only so long as such renewal and  continuance  is specifically approved as required by the 1940 Act (currently, at least annually  by the  Board or by vote of a  majority  of the  outstanding voting  securities  of a Fund and only if the  terms  and the  renewal hereof have been approved by the vote of a majority of the Independent
          Trustees, cast in person at a meeting called for the purpose of voting on such approval).

     (b)  No amendment  to this  Agreement  shall be effective  unless the terms thereof have been approved as required by the 1940 Act (currently,  by the vote of a majority of the outstanding  voting securities of a Fund
          unless  such   shareholder   approval  would  not  be  required  under
          applicable interpretations by the staff of the SEC, and by the vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval).

     (c)  In connection with such renewal or amendment,  it shall be the duty of the Board to  request  and  evaluate,  and the duty of the  Adviser to furnish,  such information as may be reasonably  necessary to evaluate the terms of this Agreement and any amendment thereto.

     (d)  Notwithstanding the foregoing, this Agreement may be terminated by the
          Trust at any time,  without the  payment of a penalty,  on sixty days'
          written  notice to the  Adviser  of the  Trust's  intention  to do so, pursuant to action by the Board or pursuant to a vote of a majority of the outstanding voting securities of a Fund. The Adviser may terminate this  Agreement  at any time,  without the payment of penalty on sixty days'  written  notice to the Trust of its  intention  to do so.  Upon termination  of this  Agreement,  the  obligations  of all the parties
          hereunder   shall  cease  and   terminate  as  of  the  date  of  such
          termination, except for any obligation to respond for a breach of this
          Agreement  committed  prior to such  termination,  and  except for the obligation  of the Trust to pay to the  Adviser  the fee  provided  in
          Paragraph 4 hereof.  This Agreement shall  automatically  terminate in the event of its assignment  unless the parties hereto,  by agreement, obtain an exemption  from the SEC from the  provisions of the 1940 Act pertaining to the subject matter of this paragraph.

9.   This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
     administrators and successors of the parties hereto.

10.  For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding  voting  securities";  "interested  persons";  and "assignment"
     shall  have  the  meaning  defined  in the  1940  Act  and  the  rules  and interpretations thereunder.

11.  (a)  The  Trust   expressly   agrees   and   acknowledges   that  the  name
          "RevenueShares" is the sole property of the Adviser, and, with respect to such  name,  that  similar  names  may from time to time be used by other funds in the investment  business that are  affiliated  with the
          Adviser.  The  Adviser  has  consented  to the use by the Trust of the identifying  words  "RevenueShares"  and has  granted  to the  Trust a nonexclusive  license to use the name  "RevenueShares"  as part of the name of the Trust and the name of any series of shares,  including the
          Funds. The Trust further  expressly  agrees and acknowledges  that the non-exclusive  license granted herein may be terminated by the Adviser if the Trust ceases to use the Adviser, an affiliate of the Adviser or
          their   successors  as  investment   adviser.   In  such  event,   the
          non-exclusive license granted herein may be revoked by the Adviser and the Trust shall cease  using the name  "RevenueShares"  as part of its name or the name of any series of shares,  including the Funds, unless otherwise  consented  to by  the  Adviser  or  any  successor  to  its interests in such name.

     (b)  The Trust further  understands  and agrees that so long as the Adviser
          and/or  its  affiliates   shall  continue  to  serve  as  the  Trust's
          investment  adviser,  other mutual funds or other investment  products that may be sponsored or advised by the Adviser  and/or its affiliates shall  have  the  right  permanently  to  adopt  and to use the  words
          "RevenueShares"  in their  name and in the name of any series or class of shares of such funds or other investment products.

     IN WITNESS  WHEREOF,  the parties hereto have this Agreement to be executed by their duly authorized officers this 25th day of January, 2008.

                            RevenueShares ETF Trust
                            On behalf of its series funds listed on Schedule A
                            attached hereto

Attest:_/s/ Jennifer Folgia_______  By:_/s/ Vincent T. Lowry_____________

                                            Name:  Vincent T. Lowry
                                            Title:  President

                                            VTL ASSOCIATES, LLC

Attest:_/s/ Jennifer Folgia_______  By:_/s/ Vincent T. Lowry_____________
                                            Name:  Vincent T. Lowry
                                            Title:  Chief Executive Officer

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                 by and between
                           RevenueShares ETF Trust and
                               VTL Associates, LLC

Funds                                                                  Fee

RevenueShares Large Cap Fund                                           0.45%

RevenueShares Mid Cap Fund                                             0.50%

RevenueShares Small Cap Fund                                           0.50%